UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

Centillium Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

215 Fourier Avenue
Fremont, California    94539
(Address of principal executive offices including zip code)

(510) 771-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

On April 19, 2005, the Board of Directors of Centillium Communications, Inc. approved an offer letter between Centillium and Jitesh Vadhia regarding the terms of Mr. Vadhia's employment as Senior Vice President and General Manager. Under the terms of the offer letter, Mr. Vadhia will earn a base salary at the annual rate of $270,000 and will be eligible to participate in a bonus program with an incentive target of 50% of his base salary, as prorated based on the time that he is a full-time employee of the Company during 2005. Mr. Vadhia was also granted an option to purchase 250,000 shares of Centillium's Common Stock and will be granted an option to purchase 50,000 shares as set forth in the offer letter. A copy of the offer letter is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition.

On April 21, 2005, Centillium Communications, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2005. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)   Exhibits

Exhibit Number	Description
Exhibit 99.1	Offer Letter dated March 25, 2005.
Exhibit 99.2	Press Release dated April 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Centillium Communications, Inc.

By:	/s/ J. Scott Kamsler

J. Scott Kamsler
Vice President and Chief Financial Officer

Dated: April 21, 2005

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99.1	Offer Letter dated March 25, 2005.
Exhibit 99.2	Press Release dated April 21, 2005.